EXHIBIT 11

                       NATIONAL AUTO FINANCE COMPANY, INC.
                    Computation of Earnings per Common Share
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
                                                                                       TWELVE MONTHS ENDED
                                                                                            DECEMBER 31,
                                                                                            ------------
                                                                                     1997                1996
                                                                                     ----                ----
Average number of common shares outstanding-basic......................              7,087

Pro forma shares outstanding...........................................                 --               4,230

Common equivalent shares outstanding:

Stock options and warrants.............................................                 --                  --

Total common and common equivalent shares outstanding-diluted..........              7,087               4,230

Net income (loss)before extraordinary item.............................     $      (17,867)      $       2,802

Extraordinary item.....................................................               (720)                 --
                                                                                      -----              -----

Net income (loss)......................................................     $      (18,587)      $       2,802
                                                                                   ========              =====

Loss per share before extraordinary item...............................     $        (2.52)      $          --
                                                                                     ======              =====

Extraordinary item.....................................................     $         (.10)      $
                                                                                      =====              =====
--

Loss per share.........................................................     $        (2.62)      $          --
                                                                                     ======              =====

Pro forma earnings per share...........................................                          $        0.66
                                                                                                         =====
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